Exhibit 11
                        AGCO CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)
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                                                                                       Three Months Ended
                                                                                           March 31,
                                                                                   ---------------------------
PRIMARY EARNINGS PER SHARE                                                            1997           1996
                                                                                   ------------   ------------
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Weighted average number of common shares outstanding . . . . . . . . . . . . . .        58,605         50,757

Shares issued upon assumed exercise of outstanding
   stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           389            535
                                                                                   ------------   ------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . . . . . . . . .        58,994         51,292
                                                                                   ============   ============

Income before extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .    $   27,807     $   20,595

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (2,080)        (3,503)
                                                                                   ------------   ------------

Net income available for common stockholders . . . . . . . . . . . . . . . . . .    $   25,727     $   17,092
                                                                                   ============   ============

Net income per common share:
     Income before extraordinary loss. . . . . . . . . . . . . . . . . . . . . .    $     0.47     $     0.40
     Extraordinary loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (0.03)         (0.07)
                                                                                   ------------   ------------
     Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     0.44     $     0.33
                                                                                   ============   ============

FULLY DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding . . . . . . . . . . . . . .        58,605         50,757

Shares issued upon assumed conversion of the convertible
   subordinated debentures . . . . . . . . . . . . . . . . . . . . . . . . . . .             -          5,778

Shares issued upon assumed exercise of outstanding
   stock options (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           390            536
                                                                                   ------------   ------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . . . . . . . . .        58,995         57,071
                                                                                   ============   ============

Income before extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .    $   27,807     $   20,595

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (2,080)        (3,503)
                                                                                   ------------   ------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        25,727         17,092

Interest expense on convertible subordinated debentures, net of
applicable income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -            398
                                                                                   ------------   ------------

Net income available for common stockholders . . . . . . . . . . . . . . . . . .    $   25,727     $   17,490
                                                                                   ============   ============

Net income per common share:
     Income before extraordinary loss. . . . . . . . . . . . . . . . . . . . . .    $     0.47     $     0.37
     Extraordinary loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (0.03)         (0.06)
                                                                                   ------------   ------------
     Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     0.44     $     0.31
                                                                                   ============   ============

(1)  All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

(2)  Based on the treasury stock method using the higher of the average or period end market price.
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